Exhibit 99.2
S H A R E H O L D E R L E T T E R T H I R D Q U A R T E R 2 0 2 5
R E D W O O D T R U S T

Dear Fellow Shareholders,

In late July, we announced the acceleration of our strategic transition to a more scalable, simplified operating model—one designed to capitalize on the transformative opportunities we see emerging for our business. We committed to proactively repositioning our balance sheet, freeing up capital from legacy assets and redeploying it into our highly profitable operating platforms. We set a target of reducing our legacy exposure from 33% of our capital at July 30, 2025, to 20% by year-end, and in support of this transition, repurchase common shares.

We can now look back on the third quarter of 2025 as one of the most productive in our Company’s 31-year history. Across our businesses we locked or originated nearly $7 billion of loans – a new quarterly record for Redwood. This was despite an otherwise subdued housing market where industry volumes were roughly flat quarter over quarter. Our production included a record $5.1 billion of loans locked at Sequoia, $1.2 billion of loans locked at Aspire (which, in leveraging our existing seller network, has rapidly ascended to become a market-leading non-QM loan aggregator), and $521 million of loans funded at CoreVest across residential investor products. Volume drivers for the quarter included record contributions from bank sellers, and a host of new distribution partners across our platforms that have enabled us to turn our capital over quickly and speak for more production.

On the heels of this impressive growth, and in recognition of the success of our partnership, we announced today that we have expanded our relationship with CPP Investments (“CPPI”) by extending the commitment period of our joint venture and increasing our secured borrowing facility to $400 million concurrent with an 18-month maturity extension. We look forward to building on this foundational momentum with CPPI in making further progress in our capital light strategy, with an emphasis on our flagship Sequoia platform, where growth prospects underscore the opportunity for additional institutional capital.

At the same time, our efforts to wind down legacy holdings have advanced on schedule. Through late October, we have reduced our legacy exposure to 25% of total capital, completing nearly $1 billion of dispositions, including outright sales and other structured solutions. Transactions included a $500 million legacy bridge-loan partnership capitalized with multi-year, non-recourse borrowings. We also sold our $250 million reperforming loan portfolio and close to half of our HEI portfolio at accretive levels—all of which reduced portfolio leverage, improved our net interest income profile, and freed up capital for mortgage banking growth.

While the noise of the legacy transition continues to play a part in our consolidated results, Redwood’s mortgage banking segments delivered the highest mortgage banking revenues since the third quarter of 2021, and we expect our consolidated earnings results to converge towards our Core performance as the Legacy Investments segment continues to wind down. GAAP earnings were $(0.08) per share for the third quarter of 2025, as compared to $(0.76) for the second quarter, and our non-GAAP Core Segments Earnings Available for Distribution (“Core Segments EAD”) was $0.20 per share for the third quarter, as compared to $0.18 per share for the second quarter. Our GAAP book value was $7.35 per share at September 30, 2025, as compared to $7.49 per share at June 30, 2025. Additionally, we repurchased nearly five million common shares during the third quarter and paid a common dividend of $0.18 per share, delivering meaningful current value to shareholders as we execute on our long-term goals.

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This Shareholder Letter contains time-sensitive information and may contain forward-looking statements. The information contained herein is only accurate as of October 28, 2025. We undertake no obligation to update or revise the information contained herein, including forward-looking statements, whether as a result of new information, future events, or otherwise. Additional detail regarding the forward-looking statements in this Shareholder Letter and the important factors that may affect our actual results in 2025 are described at the end of this Shareholder Letter under the heading “Forward-Looking Statements.”

Early in the fourth quarter, we retired our maturing 2025 convertible debt. The upsize of our CPPI borrowing facility mentioned above further strengthens our funding profile ahead of our next unsecured corporate debt maturity, which does not occur until June 2027. It also represents important progress in sourcing accretive funding while shifting capital to our fee-generating businesses. As of today, 60% of our recourse debt supports mortgage banking activities, where debt is typically incurred and repaid very quickly as new loans are sold or securitized, as opposed to alternative strategies where collateral is held with recourse debt for extended periods.

Zooming out on the broader markets, we are closely watching developments across the credit landscape and U.S. economy. Recent bankruptcies affecting clients of several large banks underscore growing pressure in certain consumer asset-backed sectors. While these events may appear isolated, they echo earlier chapters of the credit cycle—reminiscent of conditions that preceded the mortgage reforms implemented after the global financial crisis. By contrast, today’s residential mortgage market benefits from more rigorous underwriting standards, enhanced transparency, and stronger data integrity – principles deeply embedded in Redwood’s credit culture and capital-markets practices.

We will also continue to keep an eye on the sea changes at play that could impact critical areas of housing finance. In Washington, the federal government is said to be considering a “National Housing Emergency” themed executive order that could signal federal initiatives to jumpstart housing market activity either through a greater supply of homes for sale – potentially through more homebuilding and incentives for local governments to streamline the permitting process – or lower mortgage rates to spur purchase activity of existing housing stock. Talks of an initial public offering of Fannie Mae and Freddie Mac also continue apace, with the U.S. Department of Treasury holding a series of roundtables in September with constituents that included Redwood, to help inform their thinking on how best to proceed with the government’s investment in the GSEs after seventeen years under conservatorship.

With respect to monetary policy, the Fed’s signal that it will end the runoff of its balance sheet is an early indication of a potential pivot toward monetary expansion. We would expect several tailwinds to benefit our business directly: front-end rates should continue to decline, steepening the yield curve and buoying both our net interest income and refinance activity, particularly hybrid adjustable-rate mortgage (“ARM”) production. Furthermore, an end of balance-sheet runoff should support tighter mortgage spreads and improved liquidity – both of which would be positive for our capital markets execution and overall earnings profile. While tariff and deficit-related inflation pressures remain, upward pressure on home prices has eased meaningfully, and a more accommodative policy stance could further stimulate home purchase and renovation activity.

The recent pickup in bank M&A activity - a full 60% of this year’s M&A activity has taken place since the beginning of the third quarter - reflects a regulatory loosening that, when paired with a more secular shift in thinking at many banks regarding funding long-duration credit assets with deposits, may emerge as another meaningful tailwind for our business. While the prospect of a more accommodative Basel III endgame capital framework stands to benefit most banks with risk capital increases less than originally contemplated, we continue to expect many banks to prioritize partnerships with capital providers such as Redwood. This includes leveraging Redwood as a preferred outlet for both new mortgage production, and seasoned loan pools brought to market ahead of M&A activity - a trend we expect to accelerate.

In addition, recent growth in the private-label securitization market – where volumes have already surpassed all of 2024 - has renewed federal attention on ways to make capital flows into non-Agency securitization more efficient. This includes SEC Chair Atkins launching a concept release in September on how to reform non-Agency RMBS disclosures, a key point of advocacy for us in recent years with the potential to bring significant new capital into the sector and deepen demand for the assets we create.

As we progress through the final quarter of the year, we’re encouraged by the momentum building across our business. As we continue to capture share in what has been a very subdued housing finance market, the opportunity for the entire market to resume strong growth on the back of lower interest rates has become a very plausible scenario for 2026. Our focus remains on executing on our goals to scale our platform and deliver strong returns for our shareholders.

We thank you for your continued support.

Christopher J. Abate	Dashiell I. Robinson	Brooke E. Carillo
Chief Executive Officer	President	Chief Financial Officer

Note to Readers
We file annual reports (on Form 10-K) and quarterly reports (on Form 10-Q) with the Securities and Exchange Commission. These filings, our Redwood Review presentation and our earnings press releases provide information about Redwood and our financial results in accordance with generally accepted accounting principles (GAAP). These documents, as well as information about our business and a glossary of terms we use in this and other publications, are available through our website, www.redwoodtrust.com. We encourage you to review these documents. Within this document, in addition to our GAAP results, we may also present certain non-GAAP measures. When we present a non-GAAP measure, we provide a description of that measure and a reconciliation to the comparable GAAP measure within the Non-GAAP Measures section of the Endnotes to the Redwood Review, which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section. References herein to “Redwood,” the “company,” “we,” “us,” and “our” include Redwood Trust, Inc., and its consolidated subsidiaries. Note that because we generally round numbers in the tables to millions, except per share amounts, some numbers may not foot due to rounding. References to the “second quarter” refer to the quarter ended June 30, 2025, and references to the “third quarter” refer to the quarter ended September 30, 2025, unless otherwise specified.

Cautionary Statement; Forward-Looking Statements
This shareholder letter may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan,” "could" and similar expressions or their negative forms, or by references to strategy, plans, goals, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected are described below and may be described from time to time in reports we file with the Securities and Exchange Commission, including reports on Forms 10-K, 10-Q, and 8-K. We undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Statements regarding the following subjects, among others, are forward-looking by their nature: statements we make regarding Redwood's business strategy and strategic focus, statements related to our financial outlook and expectations for 2025 and future years, statements regarding our target to reduce exposure to Legacy Investments to 20% of total capital by year-end 2025, statements regarding expected tailwinds to benefit our business associated with potential expansion of monetary policy and regulatory loosening. Additional detail regarding the forward-looking statements in this shareholder letter and the important factors that may affect our actual results in 2025 are described in the Redwood Review under the heading “Forward-Looking Statements,” which can be found on our website, www.redwoodtrust.com, under “Financials” within the “Investor Relations” section.